UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

HALLMARK VENTURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-56477

florida	34-2001531
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5112 West Taft Road, Suite M, Liverpool, NY	13088
(Address of principal executive offices)	(Zip Code)

877-646-4833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	HLLK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION

Pursuant to a Special Meeting of shareholders held on March 4, 2024, on March 13, 2024, the Company’s amended and restated Articles of Incorporation adopting the 1:500 Reverse Split of the Company’s Common Stock was accepted by the Florida Secretary of State.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 4, 2024, Hallmark Venture Group, Inc. (the “Company”) held a special meeting of shareholders via telephone (the “Special Meeting”). At the Special Meeting, the shareholders approved a proposal to grant the Board of Directors of the Company discretionary authority to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Such reverse stock split will combine five hundred (500) outstanding shares of Common Stock, into one share of Common Stock at any time prior to March 31, 2024 (the “Reverse Split Proposal”) resulting in 1,244,371 shares issued and outstanding.

A total of 10,098,259,679 shares of the Company’s Common Stock were present at the meeting in person, which represented approximately 95.07% of the outstanding shares of the Company’s Common Stock as of March 4, 2024, the record date for the Special Meeting.

At the Special Meeting, the shareholders approved the Reverse Split Proposal based on the following vote tabulation:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
10,098,259,679	0	-	-

ITEM 9.01	Financial Statements and Exhibits.

(d)

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended and Restated Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2024

Hallmark Venture Group, Inc.

By:	/s/ John D.Murphy, Jr.
Name:	John D. Murphy, Jr.
Title:	President and Chief Executive Officer

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